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                                                                    Exhibit 23.1


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                                                                 ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 19, 2000 and to all references to our Firm included in or made a part of this registration statement. We further consent to the use of our opinion dated August 7, 2000 regarding certain income tax consequences of the proposed conversion and merger included in or made a part of this registration statement.

                                                     /s/ Arthur Andersen LLP
Lancaster, PA
 August 7, 2000